UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                     Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Item 9.01  Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On April 16, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into an Amendment No. 1 to Asset Purchase Agreement (the “Amendment to Purchase Agreement”) with Sigma Holdings, LLC, together with certain of its subsidiaries, affiliates and shareholders (collectively, the “Sellers”). The Amendment to Purchase Agreement amended the Asset Purchase Agreement entered into by and among the Company and Sellers attached as Exhibit 2.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014 (the “Purchase Agreement”).

Pursuant to the Amendment to Purchase Agreement, the Purchase Agreement was amended as follows: (i) common shares in the Company issuable to Sellers as a contingent earn-out payment were increased from a maximum of 7 million shares to 8.4 million shares (the “Earn-Out Shares”); (ii) the Earn-Out Shares, which are not presently reserved for issuance, are to be issued by the Company on or before October 31, 2015; (iii) if the Company does not issue the Earn-Out Shares prior to November 1, 2015, certain of the restrictive covenants in the Asset Purchase Agreement shall automatically terminate; (iv) $2.9 million of purchase price that is currently held in escrow will be released to Sellers within three days of the effective date of the Amendment to Purchase Agreement; (v) the remaining amount held in escrow, less the amount of any indemnity claims asserted, will be released to Sellers on November 21, 2015; (vi) the expiration date of Sellers indemnification obligations for a breach of representations and warranties, other than fundamental representations and warranties, is November 21, 2015; and (vii) the liability cap with respect to Sellers indemnification obligations for a breach of representations and warranties, other than fundamental representations and warranties, is $3.5 million.

The foregoing description of the Amendment to Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

On April 16, 2015, the Company entered into a Consent and First Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders (the “Lenders”) and Garrison Loan Agency Services, LLC acting as agent (the “Amendment to Credit Agreement”). The Amendment to Credit Agreement amended the Asset Purchase Agreement entered into by and among the Company and the Lenders attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014 (the “Credit Agreement”).

Pursuant to the Amendment to Credit Agreement, the Company is permitted to retain the full amount of proceeds received in connection with an offering of the Company’s common shares and warrants in the amount of $7.3 million announced April 16, 2015. Pursuant to the Amendment to Credit Agreement, the Company agreed to make a payment of $1.25 million in principle amortization to the Lenders by not later than April 21, 2015, in full replacement of two payments of $625,000 in principle amortization otherwise due to Lenders on June 30, 2015, and September 30, 2015.

The discussion herein regarding the Amendment to Credit Agreement is qualified in its entirety by reference to the Amendment to Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

2.1     Form of Amendment to Purchase Agreement

10.1   Form of Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: April 16, 2015	By: /s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and Secretary